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                                                                     EXHIBIT 21

                      SUBSIDIARIES OF THE TITAN CORPORATION

                                                                  State of
Name                                                         Incorporation
----                                                       or Jurisdiction
                                                           ---------------
Advanced Communication Systems, Inc................               Delaware
Assist Cornerstone Technologies, Inc...............                   Utah
Atlantic Aerospace Electronics Corporation.........               Delaware
Cayenta Operating Company..........................               Delaware
Cayenta, Inc.......................................               Delaware
DBA Systems, Inc. .................................               Delaware
Delfin Systems.....................................             California
Diversified Control Systems, Inc. .................               Delaware
Eldyne, Inc. ......................................             California
Horizons Technology, Inc. .........................               Delaware
Horizons Services Company, Inc. ...................               Delaware
JB Systems, Inc. (d/b/a Mainsaver Corporation).....               Delaware
Linkabit Wireless, Inc. ...........................               Delaware
Linkabit Wireless Limited..........................         Cayman Islands
MERGECO, Inc. .....................................               Delaware
MicroLithics Corporation ..........................               Colorado
Pulse Sciences, Inc. ..............................             California
Sakon, LLC.........................................               Delaware
SFG Technologies Inc. .............................                 Canada
System Resources Corporation.......................               Delaware
Titan Africa, Inc. ................................               Delaware
Titan Africa, S.A. ................................     Benin, West Africa
Titan Africa-Benin GSM, S.A........................     Benin, West Africa
Titan Food Pasteurization Corp. ...................               Delaware
Titan Medical Sterilization Corp. .................               Delaware
Titan Scan Corp. ..................................               Delaware
Titan Systems Corporation..........................               Delaware
Titan Unidyne Corporation .........................               Delaware
Titan Wireless, Inc. ..............................               Delaware
Titan Sakon, Inc. .................................               Delaware
Tomotherapeutics, Inc..............................               Delaware
Validity Corporation...............................             California
VisiCom Laboratories, Inc. ........................             California